As filed with the Securities and Exchange Commission on March 28, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOUSTON WIRE & CABLE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	5063	36-4151663
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10201 North Loop East

Houston, TX 77029

(713) 609-2100

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Charles A. Sorrentino

President and Chief Executive Officer

Houston Wire & Cable Company

10201 North Loop East

Houston, TX 77029

(713) 609-2100

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Robert J. Minkus	Larry A. Barden
Richard T. Miller	Robert L. Verigan
Schiff Hardin LLP	Sidley Austin LLP
6600 Sears Tower	1 S. Dearborn Street
Chicago, Illinois 60606	Chicago, Illinois 60603

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-141274

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	$28,750,000	$883

(1)             The Registrant previously registered Common Stock with a maximum aggregate offering price of $163,627,750 on a Registration Statement on Form S-1 (File No. 333-141274), which was declared effective on March 27, 2007.

(2)             This amount is in addition to the $5,024 registration fee previously paid in connection with the filing of the earlier registration statement.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock, par value $0.001 per share, of Houston Wire & Cable Company contemplated by its Registration Statement on Form S-1 (File No. 333-141274) filed with the Securities and Exchange Commission on March 14, 2007, as amended by Amendment No. 1, which was declared effective on March 27, 2007 (the “Prior Registration Statement”). Houston Wire & Cable Company is filing this Registration Statement for the sole purpose of increasing the number of shares of common stock offered by 1,150,000 shares. The contents of the Prior Registration Statement are incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits And Financial Statement Schedules

(a) All exhibits filed with Registration Statement No. 333-141274 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit Number
5.1	Opinion of Schiff Hardin LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Schiff Hardin LLP (contained in their opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (included in Part II to the Registration Statement on Form S-1 (File No. 333-141274) and incorporated herein by reference)

(b)       All financial statement schedules are omitted because they are not applicable or not required, or because the required information is provided in our consolidated financial statements or accompanying notes.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 28th day of March, 2007.

HOUSTON WIRE & CABLE COMPANY
(Registrant)
By:	/s/ NICOL G. GRAHAM
Nicol G. Graham
Chief Financial Officer, Treasurer,
Secretary and Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	SIGNATURE	TITLE	DATE
	/s/ CHARLES A. SORRENTINO	President, Chief Executive Officer and	March 28, 2007
	Charles A. Sorrentino	Director
	/s/ NICOL G. GRAHAM	Chief Financial Officer, Treasurer, Secretary	March 28, 2007
	Nicol G. Graham	and Vice President (Chief Accounting Officer)
	/s/ I. STEWART FARWELL*	Director	March 28, 2007
I. Stewart Farwell
	/s/ PETER M. GOTSCH*	Director and Chairman of the Board	March 28, 2007
Peter M. Gotsch
	/s/ ROBERT G. HOGAN*	Director	March 28, 2007
Robert G. Hogan
	/s/ WILSON B. SEXTON*	Director	March 28, 2007
Wilson B. Sexton
	/s/ WILLIAM H. SHEFFIELD*	Director	March 28, 2007
William H. Sheffield
	/s/ SCOTT L. THOMPSON*	Director	March 28, 2007
Scott L. Thompson
*By:	/s/ CHARLES A. SORRENTINO
Charles A. Sorrentino Attorney-in-Fact

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT
5.1	Opinion of Schiff Hardin LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Schiff Hardin LLP (contained in their opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (included in Part II to the Registration Statement on Form S-1 (File No. 333-141274) and incorporated herein by reference)